UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed on June 8, 2006 is filed by the Mad Catz Interactive, Inc. (the “Company”) to amend and restate Item 2.02 and Item 9.01 in their entirety in order to correct information regarding the Company’s tax assets that was inadvertently reported incorrectly on the Consolidated Balance Sheet attached to the previously filed press release reporting the Company’s results of operations of the fourth quarter and fiscal year ended March 31, 2006. The changes specifically relate to the Income taxes receivable, Deferred tax assets, Current asset subtotal and Deferred tax assets line items of the Consolidated Balance Sheet, but do not affect the Company’s previously reported net loss or shareholders’ equity.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On June 8, 2006, the Company issued a press release reporting its financial results for the fourth quarter and fiscal year ended March 31, 2006. The Company is filing herewith an amended press release correcting information regarding the Company’s tax assets that was inadvertently reported incorrectly in the Consolidated Balance Sheet attached to the June 8, 2006 press release. A copy of the amended press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of Mad Catz Interactive, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Amended Press Release, dated June 8, 2006, issued by Mad Catz Interactive, Inc., furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2006	MAD CATZ INTERACTIVE, INC.

	By:	/s/ CYRIL TALBOT III
	Name: Its:	Cyril Talbot III Chief Financial Officer

Exhibit Index

Exhibit 99.1.	Amended Press Release, dated June 8, 2006, issued by Mad Catz Interactive, Inc.